EXHIBIT 3.1


                            STATE OF DELAWARE
                     OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MANAGED MAINTENANCE SYSTEMS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 1995, AT 9 0'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                                       /s/ Edward J. Freel
                                       Edward J. Freel, Secretary of State








































2509608 8100                                         AUTHENTICATION: 7520136



                         CERTIFICATE OF INCORPORATION
                                     OF
                       MANAGED MAINTENANCE SYSTEMS, INC.

                                  ARTICLE 1


     The name of this Corporation is Managed Maintenance Systems, Inc.

                                  ARTICLE 2

     The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc., County of Kent.

                                  ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                                  ARTICLE 4

     (a) This Corporation is authorized to issue two classes of shares to be designated, respectively, Referred Stock ("Preferred Stock")and Common Stock ("Common Stock"). The total number of shares of capital stock that this Corporation shall have authority to issue is fifteen million (15,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is five million (5,000,000). The total number of shares of Common Stock this Corporation shah have authority to issue is ten million (10,000,000). The Preferred Stock shall have a par value of $.00l per share and the Common Stock shall have a par value of $.001 per share.

     (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such, decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE 5

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

     (b) Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

                                  ARTICLE 6

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision sh; til not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE 7

     (a) The Board of Directors of the Corporation shall have the power to make, alter, amend, charge, add to or repeal the Bylaws of the Corporation.

     (b) The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation;

                                  ARTICLE 8

     The name and address of the Incorporator of the Corporation is as follows:

            Deborah A. Kushner
            660 Newport Center Drive
            Suite 1600
            Newport Beach, California 926606441


     I, the undersigned, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 25th day of May, 1995.

                                    /s/ Deborah A. Kushner
                                    Deborah A. Kushner

                                    2



                            STATE OF DELAWARE
                     OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MANAGED MAINTENANCE SYSTEMS, INC.", CHANGING ITS NAME FROM "MANAGED MAINTENANCE SYSTEMS, INC." TO "Q MATRIX, INC." FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF NOVEMBER, A.D. 1995, AT 9 0'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                                       /s/ Edward J. Freel
                                       Edward J. Freel, Secretary of State








































2509608 3100                                  AUTHENTICATION:  7709225




                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       MANAGED MAINTENANCE SYSTEMS, INC.,
                            a Delaware corporation

     (Pursuant to Section 242 of the Delaware General Corporation Law)

     MANAGED MAINTENANCE SYSTEMS, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the
"Corporation"), does hereby certify that:

     FIRST: By unanimous written consent, the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     "RESOLVED, that ARTICLE 1 of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to reed as follows:

                                  'ARTICLE 1

          The name of the Corporation is Q MATRIX, Inc. '

     SECOND: Thereafter, the holders of the necessary number of shares of capital stock of the Corporation, as required by statute and by the Certificate of Incorporation, gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and written notice thereof was provided to stockholders who did not so consent.

     THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, MANAGED MAINTENANCE SYSTEMS, INC. has caused this Certificate of Amendment to be signed by Richard C. David, its duly authorized Resident, and attested by Daniel O'Keeffe, its duly authorized Secretary, this 31st day of October 1995.

                              MANAGED MAINTENANCE SYSTEMS, INC.,
                               a Delaware corporation

                              By: /s/ Richard C. David
                                  Richard C. David
                                  President



                              ATTEST: /s/ Daniel O'Keeffe
                                      Daniel O'Keeffe
                                      Secretary